Exhibit 23(a)



                            INDEPENDENT AUDITORS' CONSENT



               We consent to the incorporation by reference in this Registration Statement of Advanced NMR System, Inc. (the "Company") on Form S-8 of our report dated November 29, 1995 on the consolidated financial statements of the Company and its subsidiaries for the nine-month period ended September 30, 1995 and the years ended December 31, 1994 and December 31, 1993 appearing in the Annual Report on Form 10-K of the Company.


          /s/ Richard A. Eisner & Company, LLP

          Cambridge, Massachusetts
          January 23, 1996